Exhibit 99.1

Columbia Sportswear Company Reports Fourth Quarter 2020 Financial Results and
Provides Full Year 2021 Financial Outlook; Announces Quarterly Dividend and $400 Million Increase in Share Repurchase Authorization

Fourth Quarter 2020 Highlights
Lower net sales and profitability in fourth quarter 2020 compared to fourth quarter 2019 primarily reflect the ongoing negative effects of the COVID-19 pandemic.

•Net sales decreased 4 percent to $915.7 million, compared to fourth quarter 2019. Net sales benefited from later shipment of Fall 2020 wholesale orders as outlined in the third quarter 2020 earnings release.

•In the direct-to-consumer channel, e-commerce net sales increased 41 percent year-over-year while brick & mortar store traffic and sales trends improved sequentially but remained well below prior year levels.

•Operating income decreased 11 percent to $123.7 million, or 13.5 percent of net sales, compared to fourth quarter 2019 operating income of $138.6 million, or 14.5 percent of net sales. Fourth quarter 2020 operating income includes $18.1 million in retail impairments and store closure charges and a $17.5 million prAna trademark impairment.

•Diluted earnings per share decreased 14 percent to $1.44 compared to fourth quarter 2019 diluted earnings per share of $1.67.

•Exited the quarter with $791.9 million in cash and short-term investments and no borrowings. The Company also refinanced its domestic credit agreement with a new agreement providing a $500 million five year unsecured revolving credit facility.

•On January 29, 2021, the Board of Directors approved a quarterly dividend at its pre-pandemic level of $0.26 per share.

•On January 29, 2021, the Board of Directors approved a $400 million increase in share repurchase authorization, bringing total available share repurchase authorization to $482 million.

Full Year 2021 Financial Outlook
(Financial outlook details can be found in the "Supplemental Financial Information" section below and the CFO Commentary document).

The following forward-looking statements reflect our expectations as of February 4, 2021 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results. This outlook reflects our estimates as of February 4, 2021 regarding the impact on our operations of the COVID-19 pandemic, economic conditions, supply chain and logistics capacity constraints, and changes in consumer behavior and confidence, as well as geopolitical tensions. This outlook assumes a sequential recovery in brick & mortar retail traffic and sales throughout 2021. However, it is not possible to determine the ultimate impact on our operations for 2021, or whether other currently unanticipated direct or indirect consequences of the pandemic are reasonably likely to materially affect our operations.

•Net sales of $2.95 to $3.00 billion, representing a net sales growth of 18.0 to 20.0 percent.

•Operating income of $320 to $346 million, representing operating margin of 10.8 to 11.5 percent.

•Diluted earnings per share of $3.75 to $4.05.

PORTLAND, Ore. - February 4, 2021 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a leading innovator in active outdoor lifestyle apparel, footwear, accessories and equipment, today announced fourth quarter 2020 financial results for the period ended December 31, 2020.

Chairman, President and Chief Executive Officer Tim Boyle commented, "I’m encouraged to see better than expected fourth quarter results and broad-based momentum across our powerful brand portfolio as we begin 2021. These results are particularly impressive with the backdrop of a global pandemic and demonstrate the dedication and commitment of our global workforce of employees who overcame the impact of COVID-19 safety protocols, supply chain constraints and regional lockdowns. E-commerce net sales grew an impressive 41 percent year-over-year in the quarter, representing nearly a quarter of our total sales mix. With strong Fall 2020 sell-through rates, our wholesale partners are well positioned to exit the season with clean inventory positions.

“As we begin 2021, there is continued uncertainty and business risks surrounding the ongoing pandemic, including the timing and effectiveness of global efforts to contain the spread of COVID-19. With that said, I’m encouraged by our e-commerce growth as well as wholesale orders for the Spring and Fall 2021 seasons, which we anticipate fueling our continued recovery in 2021.

“Our profitable growth trajectory and fortress balance sheet, with cash and short-term investments of over $790 million and no borrowings, have given our Board of Directors the confidence to approve a quarterly cash dividend, increase our share repurchase authorization and return to our pre-pandemic capital allocation strategy. We are committed to driving sustainable and profitable long-term growth and investing in our strategic priorities to:
•drive brand awareness and sales growth through increased, focused demand creation investments;
•enhance consumer experience and digital capabilities in all our channels and geographies;
•expand and improve global direct-to-consumer operations with supporting processes and systems; and
•invest in our people and optimize our organization across our portfolio of brands."

CFO's Commentary Available Online

For a detailed review of the Company's fourth quarter 2020 financial results and additional updates relating to the COVID-19 pandemic, please refer to the CFO Commentary exhibit furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/results.cfm at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

COVID-19 Update

While there were isolated temporary store closures resulting from local regulations or safety concerns, the majority of the Company's owned stores remained open throughout the fourth quarter. Overall brick & mortar store traffic trends remain well below prior year levels. We delivered fourth quarter 2020 results ahead of our financial outlook, despite port congestion, logistics and parcel shipping capacity constraints and enhanced distribution center health and safety protocols that strained fulfillment service levels. During fourth quarter 2020, the Company realized approximately $30 million in SG&A savings from cost containment actions and lower variable expenses. Please refer to the CFO Commentary exhibit for a detailed review of COVID-19 pandemic related issues and our response.
Fourth Quarter 2020 Financial Results
(All comparisons are between fourth quarter 2020 and fourth quarter 2019, unless otherwise noted).

Net sales decreased 4 percent to $915.7 million from $954.9 million for the comparable period in 2019.

Gross margin expanded 50 basis points to 50.6 percent of net sales from 50.1 percent of net sales for the comparable period in 2019.

SG&A expenses were essentially flat at $343.3 million, or 37.5 percent of net sales, from $344.4 million, or 36.1 percent of net sales, for the comparable period in 2019.

Operating income decreased 11 percent to $123.7 million, or 13.5 percent of net sales, from operating income of $138.6 million, or 14.5 percent of net sales, for the comparable period in 2019.

Net income decreased 16 percent to $95.8 million, or $1.44 per diluted share, from net income of $114.0 million, or $1.67 per diluted share, for the comparable period in 2019.

Full Year 2020 Financial Results
(All comparisons are between full year 2020 and full year 2019, unless otherwise noted.)

Net sales decreased 18 percent to $2,501.6 million from $3,042.5 million in 2019.

Gross margin contracted 90 basis points to 48.9 percent of net sales from 49.8 percent of net sales in 2019.

SG&A expenses decreased 3 percent to $1,098.9 million, or 43.9 percent of net sales, compared to $1,136.2 million, or 37.3 percent of net sales, in 2019.

Operating income decreased 65 percent to $137.0 million, or 5.5 percent of net sales, from operating income of $395.0 million, or 13.0 percent of net sales, in 2019.

Net income decreased 67 percent to $108.0 million, or $1.62 per diluted share, compared to net income of $330.5 million, or $4.83 per diluted share, in 2019.

Balance Sheet as of December 31, 2020

Cash, cash equivalents and short-term investments totaled $791.9 million, compared to $687.7 million at December 31, 2019.

The company had no borrowings at quarter-end. During fourth quarter 2020, the Company refinanced its domestic credit agreement with a new agreement providing a $500 million five year unsecured revolving credit facility.

Inventories decreased 8 percent to $556.5 million, compared to $606.0 million at December 31, 2019.

Share Repurchases for the Twelve Months Ended December 31, 2020

In first quarter 2020, the Company repurchased 1,557,184 shares of common stock for an aggregate of $132.9 million, or an average price per share of $85.34. As part of a broader capital preservation effort during the ongoing COVID-19 pandemic, the Company suspended share repurchases and has not repurchased shares since first quarter 2020. Management intends to resume share repurchase activity in 2021.

At its regular board meeting on January 29, 2021, the Board of Directors approved an additional $400.0 million share repurchase authorization. This is in addition to the $82.2 million currently remaining available under the prior share repurchase authorization. The share repurchase authorization does not obligate the company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.26 per share, payable on March 22, 2021 to shareholders of record on March 9, 2021.

Conference Call

The Company will hold its fourth quarter 2020 conference call at 5:00 p.m. ET today. Dial (877) 407-9205 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at http://investor.columbia.com.

First Quarter 2021 Reporting Date

Columbia Sportswear Company plans to report first quarter 2021 financial results on Thursday, April 29, 2021 at approximately 4:00 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about brick and mortar retail traffic, net sales, operating income and diluted earnings per share for 2021. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the impact of the COVID-19 pandemic on our operations, which is highly dependent on numerous factors that we may not be able to predict or control, including: the duration and scope of the COVID-19 pandemic, including any recurrence due to variants; actions that may be taken to contain the pandemic or to treat its impact, including lock-downs and the speed of the vaccination roll-out; economic slowdowns that have and may continue to result from the pandemic; workforce staffing and productivity; our ability to continue operations in affected areas; supply chain and logistics capacity constraints; and consumer demand and spending patterns, as well as the effects on suppliers, creditors, and wholesale customers, all of which are uncertain. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active outdoor lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the Company's brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns, CFA
Director of Investor Relations and Competitive Intelligence
Columbia Sportswear Company
(503) 985-4112
aburns@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
(in thousands)	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$790,725	$686,009
Short-term investments	1,224	1,668
Accounts receivable, net	452,945	488,233
Inventories, net	556,530	605,968
Prepaid expenses and other current assets	54,197	93,868
Total current assets	1,855,621	1,875,746
Property, plant, and equipment, net	309,792	346,651
Operating lease right-of-use assets	339,244	394,501
Intangible assets, net	103,558	123,595
Goodwill	68,594	68,594
Deferred income taxes	96,126	78,849
Other non-current assets	63,636	43,655
Total assets	$2,836,571	$2,931,591
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	206,697	255,372
Accrued liabilities	257,278	295,723
Operating lease liabilities	65,466	64,019
Income taxes payable	23,181	15,801
Total current liabilities	552,622	630,915
Non-current operating lease liabilities	353,181	371,507
Income taxes payable	49,922	48,427
Deferred income taxes	5,205	6,361
Other long-term liabilities	42,870	24,934
Total liabilities	1,003,800	1,082,144
Shareholders' equity	1,832,771	1,849,447
Total liabilities and shareholders' equity	$2,836,571	$2,931,591

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share amounts)	2020	2019	2020	2019
Net sales	$915,623	$954,867	$2,501,554	$3,042,478
Cost of sales	452,586	476,212	1,277,665	1,526,808
Gross profit	463,037	478,655	1,223,889	1,515,670
	50.6%	50.1%	48.9%	49.8%

Selling, general and administrative expenses	343,284	344,419	1,098,948	1,136,186
Net licensing income	3,940	4,397	12,108	15,487
Income from operations	123,693	138,633	137,049	394,971
Interest income (expense), net	(293)	932	435	8,302
Other non-operating income (expense), net	(169)	1,241	2,039	2,156
Income before income tax	123,231	140,806	139,523	405,429
Income tax expense	(27,475)	(26,781)	(31,510)	(74,940)
Net income	$95,756	$114,025	$108,013	$330,489

Earnings per share:
Basic	$1.45	$1.69	$1.63	$4.87
Diluted	$1.44	$1.67	$1.62	$4.83
Weighted average shares outstanding:
Basic	66,225	67,544	66,376	67,837
Diluted	66,642	68,086	66,772	68,493

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(In thousands)	2020	2019
Cash flows from operating activities:
Net income	$108,013	$330,489
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and non-cash lease expense	146,601	121,725
Provision for uncollectible accounts receivable	19,156	(108)
Loss on disposal or impairment of intangible assets, property, plant, and equipment, and right-of-use assets	31,342	5,442
Deferred income taxes	(11,263)	(1,808)
Stock-based compensation	17,778	17,832
Changes in operating assets and liabilities:
Accounts receivable	22,885	(37,429)
Inventories	64,884	(84,058)
Prepaid expenses and other current assets	33,712	(15,068)
Other assets	(21,224)	(3,547)
Accounts payable	(49,275)	(10,419)
Accrued liabilities	(52,115)	18,863
Income taxes payable	9,082	(9,402)
Operating lease assets and liabilities	(52,112)	(54,197)
Other liabilities	8,613	7,137
Net cash provided by operating activities	276,077	285,452
Cash flows from investing activities:
Purchases of short-term investments	(35,044)	(136,257)
Sales and maturities of short-term investments	36,631	400,501
Capital expenditures	(28,758)	(123,516)
Net cash provided by (used in) investing activities	(27,171)	140,728
Cash flows from financing activities:
Proceeds from credit facilities	402,422	78,186
Repayments on credit facilities	(403,146)	(78,186)
Payment of line of credit issuance fees	(3,278)	—
Proceeds from issuance of common stock related to stock-based compensation	6,919	19,793
Tax payments related to stock-based compensation	(4,533)	(5,806)
Repurchase of common stock	(132,889)	(121,702)
Purchase of non-controlling interest	—	(17,880)
Cash dividends paid	(17,195)	(65,127)
Net cash used in financing activities	(151,700)	(190,722)
Net effect of exchange rate changes on cash	7,510	(1,244)
Net increase in cash and cash equivalents	104,716	234,214
Cash and cash equivalents, beginning of period	686,009	451,795
Cash and cash equivalents, end of period	$790,725	$686,009
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$3,831	$9,543

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended December 31,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2020	Translation	2020(1)	2019	% Change	% Change(1)
Geographical Net Sales:
United States	$599.1	$—	$599.1	$634.0	(6)%	(6)%
Latin America and Asia Pacific	163.6	(6.3)	157.3	171.6	(5)%	(8)%
Europe, Middle East and Africa	85.6	(3.9)	81.7	99.8	(14)%	(18)%
Canada	67.4	0.3	67.7	49.5	36%	37%
Total	$915.7	$(9.9)	$905.8	$954.9	(4)%	(5)%

Brand Net Sales:
Columbia	$699.7	$(8.5)	$691.2	$751.1	(7)%	(8)%
SOREL	150.0	(1.2)	148.8	143.5	5%	4%
prAna	36.9	—	36.9	33.1	11%	11%
Mountain Hardwear	29.1	(0.2)	28.9	27.2	7%	6%
Total	$915.7	$(9.9)	$905.8	$954.9	(4)%	(5)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$661.4	$(7.0)	$654.4	$698.3	(5)%	(6)%
Footwear	254.3	(2.9)	251.4	256.6	(1)%	(2)%
Total	$915.7	$(9.9)	$905.8	$954.9	(4)%	(5)%

Channel Net Sales:
Wholesale	$446.0	$(4.6)	$441.4	$470.8	(5)%	(6)%
DTC	469.7	(5.3)	464.4	484.1	(3)%	(4)%
Total	$915.7	$(9.9)	$905.8	$954.9	(4)%	(5)%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Twelve Months Ended December 31, 2020
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In millions, except percentage changes)	2020	Translation	2020(1)	2019	% Change	% Change(1)
Geographical Net Sales:
United States	$1,603.8	$—	$1,603.8	$1,943.0	(17)%	(17)%
Latin America and Asia Pacific	424.5	(3.6)	420.9	529.3	(20)%	(20)%
Europe, Middle East and Africa	298.9	(5.6)	293.3	367.1	(19)%	(20)%
Canada	174.4	0.5	174.9	203.1	(14)%	(14)%
Total	$2,501.6	$(8.7)	$2,492.9	$3,042.5	(18)%	(18)%

Brand Net Sales:
Columbia	$1,996.9	$(7.0)	$1,989.9	$2,487.7	(20)%	(20)%
SOREL	293.5	(1.6)	291.9	314.2	(7)%	(7)%
prAna	131.6	—	131.6	151.5	(13)%	(13)%
Mountain Hardwear	79.6	(0.1)	79.5	89.1	(11)%	(11)%
Total	$2,501.6	$(8.7)	$2,492.9	$3,042.5	(18)%	(18)%

Product Category Net Sales:
Apparel, Accessories and Equipment	$1,867.6	$(6.2)	$1,861.4	$2,341.2	(20)%	(20)%
Footwear	634.0	(2.5)	631.5	701.3	(10)%	(10)%
Total	$2,501.6	$(8.7)	$2,492.9	$3,042.5	(18)%	(18)%

Channel Net Sales:
Wholesale	$1,403.3	$(5.2)	$1,398.1	$1,782.8	(21)%	(22)%
DTC	1,098.3	(3.5)	1,094.8	1,259.7	(13)%	(13)%
Total	$2,501.6	$(8.7)	$2,492.9	$3,042.5	(18)%	(18)%
(1) Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.